Exhibit 10.2

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (the “Agreement”) made on this 13th day of October, 2016, by and among Steampunk Wizards Inc., a Nevada corporation (“Steampunk” or the “Company”), the parties listed on Exhibit A hereto (the “Sellers”) and the parties listed on Exhibit B hereto (the “Purchasers”), setting forth the terms and conditions upon which the Sellers will sell Eighteen Million Seventy One Thousand Four Hundred and Forty-Five (18,071,445) shares of common stock of Steampunk, par value US $0.0001 per share, to the Purchasers (the “Securities Purchase”).

WITNESSETH:

WHEREAS, the Sellers are the owners of Eighteen Million Seventy One Thousand Four Hundred and Forty-Five (18,071,445) shares of Steampunk common stock, representing approximately Sixty-Nine and four tenths percent (65.1%) of the outstanding common stock of the Company, which Sellers will sell and Purchasers will purchase (the “Shares”).

WHEREAS, the Sellers desire to sell the Shares to the Purchasers in consideration of the amount set forth in Section 1.01 herein below.

NOW THEREFORE, in consideration of the mutual promises, covenants, agreements and representations and warranties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties herewith agree as follows:

ARTICLE I

SALE OF SECURITIES

1.01         Sale and Transfer of the Shares. Subject to the terms and conditions of this Agreement, at the Closing (as defined below), each Seller hereby agrees to sell the number of Shares set forth next to such Seller’s name on Exhibit A, and each Purchaser hereby agrees to purchase such Shares from the Sellers, in the amounts set forth next to each Purchaser’s name on Exhibit B, for an aggregate purchase price of One Hundred and Fifty Thousand U.S. Dollars ($150,000, the “Gross Purchase Price”), paid in accordance with Section 1.03 below. This is a private transaction between the Sellers and Purchasers.

1.02         Closing. The closing of the purchase and sale of the Shares (the “Closing”) shall take place remotely by electronic exchange of signature pages, on the date hereof (the “Closing Date”).

1.03         Payment of Purchase Price. The parties acknowledge that Purchasers have already deposited the Gross Purchase Price with Hunter Taubman Fischer & Li LLC (the “Escrow Agent”), to be held in escrow by Escrow Agent pending the Closing. At the Closing, Escrow Agent shall pay, and Purchasers shall cause Escrow Agent to pay, the Gross Purchase Price as follows:

(a)           One Hundred and Eighteen Thousand Six Hundred Forty U.S. Dollars and Forty-Nine cents ($118,640.49) to the Persons and in the amounts set forth on Part A of Exhibit D (the “Company Liability Payments”), and in accordance with the wire instructions for each Company Liability Payment payee (each, a “Company Payee”) set forth on Exhibit E. Escrow Agent shall deliver to Sellers, the wire transfer confirmation showing the date, amount and wire transfer tracking number for each Company Liability Payment to each Company Payee. For purposes of this Agreement, “Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

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(b)           The remaining Thirty-One Thousand Three Fifty-Nine U.S. Dollars and Fifty-One cents ($31,359.51) to Brendon Grunewald as set forth on Part B of Exhibit D (the “Net Purchase Price”), and in accordance with the wire transfer instructions for Brendon Grunewald set forth on Exhibit E. The Parties acknowledge that except for the payment to Brendon Grunewald as set forth in the previous sentence, and except for a payment to Anton Lin in his capacity as a Company Payee (as set forth on Exhibit C) and not as a shareholder of the Company, no Seller shall be paid any portion of the Purchase Price.

1.04         Delivery of Shares.

(a)           The Purchasers acknowledge that the Sellers have already delivered the stock certificates for the Shares (the “Share Certificates”) and executed stock powers for the Shares (with the dates transferee names left blank) (the “Stock Powers”) to Escrow Agent, to be held in escrow by Escrow Agent pending the Closing.

(b)           At the Closing:

(i)           Upon receipt of the Net Purchase Price, Brendon Grunewald shall send a written notice to Anton Lin (which notice may be by email), confirming that Brendon Grunewald has received the Net Purchase Price (a “Payment Receipt Notice”).

(ii)          Upon Anton Lin’s receipt of: (x) the Payment Receipt Notice from Brendon Grunewald, and (y) confirmation from each Company Payee confirming that the Company Liability Payments have all been made, Anton Lin shall send a written notice to Escrow Agent (which notice may be by email) instructing Escrow Agent to release the Share Certificates and Stock Powers to the Purchasers. Upon receipt of such written notice from Anton Lin, Escrow Agent shall release the Share Certificates and Stock Powers to the appropriate respective Purchasers. Sellers shall not have any liability or responsibility related to the release of the Share Certificates or Stock Powers to the correct Purchasers.

1.05         Other Closing Deliveries. At the Closing, the Company shall deliver to each party a duly executed copy of the unanimous written consent of the Company’s board of directors and of the board of directors of Steampunk Wizards, Ltd, a corporation organized under the laws of Malta (“Steampunk Malta”), authorizing the Company and Steampunk Malta, respectively, to enter into this Agreement and the transactions contemplated hereby. Sellers, Purchasers, Company and Steampunk Malta will deliver such other customary closing documents as may be reasonably requested by the other parties.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF STEAMPUNK

Except as set forth in: (i) any disclosure schedules delivered by or on behalf of the Company to the Purchasers on the date hereof, or (ii) in the forms, reports, schedules, statements, registrations statements, prospectuses and other documents required to be filed or furnished by the Company with the U.S. Securities and Exchange Commission, together with any amendments, restatements or supplements thereto (collectively, the “SEC Reports”), the Company represents and warrants to the Purchasers as follows:

2.01         Organization. Steampunk is a Nevada corporation duly organized, validly existing, and in good standing under the laws of Nevada, has all necessary corporate authority and powers, governmental licenses, authorizations, consents and approvals to carry on its business as presently conducted and to own, hold and operate its properties and assets as now owned, and is duly qualified to do business and is in good standing in the state of Nevada. Steampunk is duly qualified, licensed or domesticated as a foreign corporation in good standing in each jurisdiction wherein the nature of its activities or its properties owned, held or operated makes such qualification, licensing or domestication necessary, except where the failure to be so duly qualified, licensed or domesticated and in good standing would not have a Material Adverse Effect. Schedule 2.01 sets forth a true, correct and complete list of Steampunk’s jurisdiction of organization and each other jurisdiction in which Steampunk presently conducts its business or owns, holds and operates its properties and assets. Steampunk is a reporting company under the Securities Exchange Act of 1934 (the “Exchange Act”) pursuant to Securities and Exchange Commission (“SEC” or the “Commission”) rules and regulations. The shares of Common Stock of Steampunk are currently quoted on the OTC QB market of the OTC Markets Group under the symbol “SPWZ”. “Material Adverse Effect” means, any change, effect or circumstance which, individually or in the aggregate, would reasonably be expected to: (a) have a material adverse effect on the business, assets, financial condition or results of operations of Steampunk, as the case may be, in each case taken as a whole; (b) materially impair the ability of Steampunk, as the case may be, to perform its obligations under this Agreement, excluding any change, effect or circumstance resulting from: (i) the announcement, pendency or consummation of the transactions contemplated by this Agreement, (ii) changes in the United States securities markets generally, (iii) changes in general economic, currency exchange rate, political or regulatory conditions in industries in which Steampunk, as the case may be, operates, (iv) any changes in applicable laws or accounting rules or principles, including changes in GAAP, (v) acts of war, sabotage or terrorism, military actions or the escalation thereof; or (c) that would prohibit or otherwise materially interfere with the ability of any party to this Agreement to perform any of its obligations under this Agreement in any material respect.

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2.02         Subsidiaries. Except as disclosed in Schedule 2.02, Steampunk does not own, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise.

2.03         Organizational Documents. True, correct and complete copies of the Organizational Documents of Steampunk have been delivered to the Purchasers prior to the execution of this Agreement, and no action has been taken to amend or repeal such Organizational Documents since such date of delivery. Steampunk is not in violation or breach of any of the provisions of its Organizational Documents. “Organizational Documents” means, the Company’s certificate of incorporation and bylaws.

2.04         Capitalization and Related Matters.

(a)            The authorized capital stock of Steampunk consists of 120,000,000 shares of Common Stock authorized, par value $0.0001 per share, of which Twenty-Seven Million Seven Hundred and Sixty-Seven Thousand Two Hundred and Nine (27,767,269) shares of common stock are issued and outstanding. All issued and outstanding shares immediately prior to the Securities Purchase are duly authorized, validly issued, fully paid and non-assessable, free of liens, encumbrances, options, restrictions and legal or equitable rights of others not a party to this Agreement. There are no outstanding options, warrants, purchase agreements, participation agreements, subscription rights, conversion rights, exchange rights or other securities or contracts that could require Steampunk to issue, sell or otherwise cause to become outstanding any of its authorized but unissued shares of capital stock or any securities convertible into, exchangeable for or carrying a right or option to purchase shares of capital stock or to create, authorize, issue, sell or otherwise cause to become outstanding any new class of capital stock.

(b)           No Redemption Requirements. There are no outstanding contractual obligations (contingent or otherwise) of Steampunk to retire, repurchase, redeem or otherwise acquire any outstanding shares of capital stock of, or other ownership interests in Steampunk or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person.

2.05         Authorization. Steampunk has all requisite authority and power (corporate and other), governmental licenses, authorizations, consents and approvals to enter into this Agreement to which Steampunk is a party, to consummate the transactions contemplated by this Agreement to which Steampunk is a party and to perform its obligations under this Agreement to which Steampunk is a party. The execution, delivery and performance by Steampunk of this Agreement to which Steampunk is a party requires no authorization, consent, approval, license, exemption of or filing or registration with any Governmental Authority or other Person other than such other customary filings with the Commission for transactions of the type contemplated by this Agreement.

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2.06         No Violation. Neither the execution nor the delivery by Steampunk of this Agreement to which Steampunk is a party, nor the consummation or performance by Steampunk of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, or result in a violation of any provision of the Organizational Documents of Steampunk; (b) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, or result in the imposition or creation of any lien under, any agreement or instrument to which the Steampunk is a party or by which the properties or assets of Steampunk are bound; (c) contravene, conflict with, or result in a violation of, any law or order of a governmental authority to which Steampunk, or any of the properties or assets owned or used by Steampunk, may be subject; or (d) contravene, conflict with, or result in a violation of, the terms or requirements of, or give any governmental authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any licenses, permits, authorizations, approvals, franchises or other rights held by Steampunk, or that otherwise relate to the business of, or any of the properties or assets owned or used by Steampunk, except, in the case of clauses (b), (c), or (d), for any such contraventions, conflicts, violations, or other occurrences as would not have a Material Adverse Effect.

2.07         Binding Obligations. Assuming this Agreement has been duly and validly authorized, executed and delivered by the parties hereto other than Steampunk, this Agreement to which Steampunk is a party is duly authorized, executed and delivered by Steampunk and constitutes the legal, valid and binding obligations of Steampunk, enforceable against Steampunk in accordance with its terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors rights generally.

2.08         Financial Statements. Steampunk is a reporting company under the Exchange Act and applicable SEC rules and audited financial statements can be found on EDGAR. Steampunk’s financial statements contained in its filings on EDGAR (the “Financial Statements”) have been prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods indicated and with each other, except that the unaudited Financial Statements do not contain footnotes required by U.S. GAAP. The Financial Statements fairly present the financial condition and operating results of Steampunk as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments. Except as set forth in the Financial Statements, the SEC Reports, and Exhibit C of this Agreement, Steampunk has no material liabilities (contingent or otherwise). Except as set forth in the SEC Reports or as listed on Exhibit C, Steampunk is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation

2.09         Filings with Government Agencies. Steampunk files annual and quarterly reports with the SEC and is current in all filings that might be required and is current in their filings and reporting to the state of Nevada. Upon the purchase of the Shares by the Purchasers, Purchasers will have the full responsibility for filing any and all documents required by the SEC and/or any other government agency that may be required. Steampunk will supply the Purchasers with all information that is currently available for Steampunk.

2.10         Liabilities. Except as set forth on Schedule 2.10, in the SEC Reports, Steampunk has no debt, obligation or liability of any nature, whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due, whether or not known to Steampunk arising out of any transaction entered into at or prior to the Closing Date or any act or omission at or prior to the Closing Date, except to the extent set forth on or reserved against on Steampunk’s Balance Sheet. Steampunk has not incurred any liabilities or obligations under agreements entered into, in the usual and ordinary course of business since July 5, 2016. It is understood and agreed that the purchase of the Shares is predicated on Steampunk not having any debt at Closing, and Steampunk will not, as of Closing, have any debt other than as set forth on Exhibit C, which is to be paid at Closing. Steampunk is not aware of any pending, threatened or asserted claims, lawsuits or contingencies involving Steampunk or its shares. To the Knowledge of Steampunk, there is no dispute of any kind between Steampunk and any third party, and to Steampunk’s Knowledge, no such dispute will exist at the Closing of this transaction and at the Closing, Steampunk will be free from any and all debts.

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2.11         Tax Returns and Audits.

(a)           Tax Returns. Steampunk has filed all outstanding federal or state tax returns prior to the Closing. No Governmental Authority in any jurisdiction has made a claim, assertion or threat to Steampunk that Steampunk is or may be subject to taxation by such jurisdiction; there are no Liens with respect to taxes on Steampunk’s property or assets other than Permitted Liens; and there are no tax rulings, requests for rulings, or closing agreements relating to Steampunk for any period (or portion of a period) that would affect any period after the date hereof.

(b)           No Adjustments, Changes. Neither Steampunk nor any other person on behalf of Steampunk (a) has executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law; or (b) has agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign law.

(c)           No Disputes. To Steampunk’s Knowledge there is no pending audit, examination, investigation, dispute, proceeding or claim with respect to any taxes of Steampunk, nor is any such claim or dispute pending or contemplated.

(d)           Not a U.S. Real Property Holding Corporation. Steampunk is not and has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code at any time during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(e)           No Tax Allocation, Sharing. Steampunk is not and has not been a party to any tax allocation or sharing agreement.

(f)            No Other Arrangements. Steampunk is not a party to any agreement, contract or arrangement for services that would result, individually or in the aggregate, in the payment of any amount that would not be deductible by reason of Section 162(m), 280G or 404 of the Code. Steampunk is not a “consenting corporation” within the meaning of Section 341(f) of the Code. Steampunk does not have any “tax-exempt bond financed property” or “tax-exempt use property” within the meaning of Section 168(g) or (h), respectively of the Code. Steampunk does not have any outstanding closing agreement, ruling request, requests for consent to change a method of accounting, subpoena or request for information to or from a Governmental Authority in connection with any tax matter. During the last two years, Steampunk has not engaged in any exchange with a related party (within the meaning of Section 1031(f) of the Code) under which gain realized was not recognized by reason of Section 1031 of the Code. Steampunk is not a party to any reportable transaction within the meaning of Treasury Regulation Section 1.6011-4.

2.12         Material Assets. The financial statements of Steampunk set forth in the SEC Reports reflect the material properties and assets (real and personal) owned or leased by Steampunk.

2.13         Litigation; Orders. There is no proceeding (whether Federal, state, local or foreign) pending or, to the Knowledge of Steampunk, threatened against or affecting Steampunk or any of Steampunk’s properties, assets, business or employees. To the Knowledge of Steampunk, there is no fact that might result in or from the basis for any such proceeding. Steampunk is not subject to any orders.

2.14         No Brokers or Finders. Except as disclosed in Schedule 2.14, no person has, or as a result of the transactions contemplated herein will have, any right or valid claim against Steampunk for any commission, fee or other compensation as a finder or broker, or in any similar capacity, and after the Closing, Steampunk will indemnify and hold the Purchasers harmless against any liability or expense arising out of, or in connection with, any such claim.

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2.15         Changes. Reserved.

2.16         Contracts, Leases and Assets. Steampunk has provided to the Purchasers, prior to the date of this Agreement, true, correct and complete copies of each written contract which Purchasers have requested from it and to which Steampunk is a party, including each amendment, supplement and modification thereto. No person holds a power of attorney from Steampunk.

2.17         No Defaults. Steampunk is not in material breach or material default of any Material Contract to which it is a party and, to the Knowledge of Steampunk, no other party to any Material Contract to which Steampunk is a party is in material breach or material default thereof, except as has not had a Material Adverse Effect on Steampunk. To Steampunk’s Knowledge, no event has occurred or circumstance exists that (with or without notice or lapse of time) would (a) contravene, conflict with or result in a violation or breach of, or become a material default or material event of default under, any provision of any Material Contract to which Steampunk is a party, or (b) permit Steampunk or any other person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify any Material Contract to which Steampunk is a party. Steampunk has not received notice of the pending or threatened cancellation, revocation or termination of any Material Contract to which it is a party. There are no renegotiations of, or attempts to renegotiate, or outstanding rights to renegotiate any material terms of any Material Contract to which Steampunk is a party. “Material Contract” means any contract to which Steampunk is a party that: (i) involves aggregate annual revenue or payments in excess of $25,000 per year; (ii) that is for the purchase, sale or lease of real property; (iii) that involves Steampunk’s receipt of goods or services in excess of $25,000 per year, without respect to dollar amounts, or (iv) is an employment agreement involving annual base salary payments in excess of $80,000.

2.18          Employees.

(a)         Except as set forth on Schedule 2.18(a), Steampunk has no employees, independent contractors or other Persons providing services to them. Except as would not have a Material Adverse Effect, Steampunk is in full compliance with all Laws regarding employment, wages, hours, benefits, equal opportunity, collective bargaining, the payment of Social Security and other taxes, and occupational safety and health. Steampunk is not liable for the payment of any compensation, damages, taxes, fines, penalties or other amounts, however designated, for failure to comply with any of the foregoing Laws.

(b)         No director, officer or employee of Steampunk is a party to, or is otherwise bound by, any contract (including any confidentiality, non-competition or proprietary rights agreement) with any other person that in any way adversely affects or will materially affect (a) the performance of his or her duties as a director, officer or employee of Steampunk, or (b) the ability of Steampunk to conduct its business. Except as set forth on Schedule 2.18(b), each employee of Steampunk is employed on an at-will basis and Steampunk does not have any contract with any of its employees which would interfere with its ability to discharge its employees.

2.19         Compliance with Laws. The business and operations of Steampunk have been and are being conducted materially in accordance with all applicable Laws and Orders. Steampunk has not received notice of any violation (or any Proceeding involving an allegation of any violation) of any applicable Law or Order by or affecting Steampunk and, to the Knowledge of Steampunk, no proceeding involving an allegation of violation of any applicable Law or Order is threatened or contemplated. To the Knowledge of Steampunk, it has complied with all federal and state securities laws in connection with the offer, sale and distribution of its securities. At the time that Steampunk sold the Shares to the Sellers, Steampunk was entitled to use the exemptions provided by the Securities Act of 1933 (the “Securities Act”) relative to the sale of its shares.

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2.20         Certain Proceedings. There is no pending proceeding that has been commenced against Steampunk and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement. To the Knowledge of Steampunk, no such proceeding has been threatened.

2.21         Litigation. Steampunk is not a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or pending governmental investigation. To the best Knowledge of Steampunk, there is no basis for any such action or proceeding and no such action or proceeding is threatened against Steampunk. Steampunk is not a party to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

2.22         Governmental Inquiries. Steampunk has provided to the Purchasers a copy of each material written inspection report, questionnaire, inquiry, demand or request for information received by Steampunk from any Governmental Authority, and Steampunk’s response thereto, and each material written statement, report or other document filed by Steampunk with any Governmental Authority.

2.23         Bank Accounts and Safe Deposit Boxes. Except as set forth on Schedule 2.23, Steampunk does not have any bank or other deposit or financial account, nor does Steampunk have any lock boxes or safety deposit boxes.

2.24         Intellectual Property. Steampunk does not own, use or license any intellectual property in its business as presently conducted.

2.25         Title to Properties. Steampunk (with good and marketable title in the case of real property) holds under valid leases the rights to use all real property, plants, machinery, equipment and other personal property necessary for the conduct of its business as presently conducted, free and clear of all Liens, except Permitted Liens.

2.26         SEC Reports; Financial Statements. Except as set forth on Schedule 2.26, Steampunk has filed all SEC Reports for the three (3) years preceding the date hereof (or such shorter period as Steampunk was required by law to file such material). As of their respective dates, the SEC Reports and any registration statements filed under the Securities Act (the “Registration Statements”) complied in all material respects with the requirements of the Exchange Act and the Securities Act, as applicable, and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports or Registration Statements, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All Material Contracts to which Steampunk is a party or to which the property or assets of Steampunk are subject have been appropriately filed as exhibits to the SEC Reports and the Registration Statements as and to the extent required under the Exchange Act and the Securities Act, as applicable. The financial statements of Steampunk included in the Registration Statement and the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, or, in the case of unaudited statements as permitted by Form 10-Q of the Commission), and fairly present in all material respects (subject in the case of unaudited statements, to normal, recurring audit adjustments) the financial position of Steampunk as at the dates thereof and the results of its operations and cash flows for the periods then ended. The disclosure set forth in the SEC Reports and Registration Statements regarding Steampunk’s business is current and complete and accurately reflects operations of Steampunk, as it exists as of the date hereof, except as has not had and would not reasonably be expected to have a Material Adverse Effect on Steampunk.

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2.27         Stock Option Plans; Employee Benefits.

(a)          Steampunk has no stock option plans providing for the grant by Steampunk of stock options to directors, officers or employees.

(b)         Steampunk has no employee benefit plans or arrangements covering their present and former employees or providing benefits to such persons in respect of services provided Steampunk.

(c)         Neither the consummation of the transactions contemplated hereby alone, nor in combination with another event, with respect to each director, officer, employee and consultant of Steampunk, will result in (a) any payment (including, without limitation, severance, unemployment compensation or bonus payments) becoming due from Steampunk (except as otherwise contemplated by this Agreement), (b) any increase in the amount of compensation or benefits payable to any such individual, or (c) any acceleration of the vesting or timing of payment of compensation payable to any such individual. No agreement, arrangement or other contract of Steampunk provides benefits or payments contingent upon, triggered by, or increased as a result of a change in the ownership or effective control of Steampunk.

2.28         Conduct of Business. Reserved.

2.29         Money Laundering Laws. The operations of Steampunk are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all U.S. and non-U.S. jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”) and no Proceeding involving Steampunk with respect to the Money Laundering Laws is pending or, to the Knowledge of Steampunk, threatened.

2.30         Bad Actor Representation. None of the Steampunk, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Steampunk participating in the this transaction, any beneficial owner of 20% or more of Steampunk’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with Steampunk in any capacity at the time of sale (each, an "Issuer Covered Person" and, together, "Issuer Covered Persons") is subject to any of the "Bad Actor" disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a "Disqualification Event"), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). Steampunk has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE SELLERS

Except as set forth in: (i) any disclosure schedules delivered by or on behalf of the Sellers to the Purchasers on the date hereof, or (ii) the SEC Reports, each Seller represents and warrants severally, as to itself only and not as to or jointly with the Company or any other Seller, as follows:

3.01         Authorization. Each Seller, as to itself, has all requisite authority and power (corporate and other), governmental licenses, authorizations, consents and approvals required of it, to enter into this Agreement, to consummate the transactions contemplated by this Agreement and to perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by such Seller does not require the Seller to obtain any authorization, consent, approval, license, exemption of or filing or registration with any Governmental Authority or other person other than such other customary filings with the Commission for transactions of the type contemplated by this Agreement.

3.02         No Violation. Neither the execution nor the delivery by such Seller of this Agreement to which such Seller is a party, nor the consummation or performance by such Seller of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, constitute a material default (or an event or condition which, with notice or lapse of time or both, would constitute a material default) under, or result in the termination or acceleration of, or result in the imposition or creation of any lien under, any agreement or instrument to which the Sellers are a party or by which such Seller’s Shares are bound; or (b) contravene, conflict with, or result in a violation of, any Law or Order to which such Seller, or the Shares, may be subject.

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3.03         Ownership of Securities. Each Seller, as to the Shares it is selling hereunder, owns, on record and beneficially, and has good, valid and indefeasible title to and the right to transfer to the Purchasers pursuant to this Agreement, such Shares free and clear of any and all liens. Except as set forth on Schedule 3.03, there are no options, rights, voting trusts, stockholder agreements or any other contracts or understandings to which the Sellers are a party or by which the Sellers or the Shares are bound with respect to the issuance, sale, transfer, voting or registration of the Shares. At the Closing date, the Purchasers will acquire good, valid and marketable title to such Shares free and clear of any and all liens.

3.04         Litigation. Each Seller represents that there is no pending proceeding against it that involves the Shares or that challenges, or may have the effect of preventing, delaying or making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement, and, to the Knowledge of such Seller, no such proceeding has been threatened.

3.05         No Brokers or Finders. Each Seller represents that to its actual Knowledge, no person has, or as a result of the transactions contemplated herein will have, any right or valid claim against the Purchasers for any commission, fee or other compensation as a finder or broker, or in any similar capacity, and after the Closing.

3.06        Binding Obligations. Assuming this Agreement has been duly and validly authorized, executed and delivered by the parties hereto other than the Sellers, this Agreement to which the each Seller is a party is duly authorized, executed and delivered by such Seller and constitutes the legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors rights generally.

3.07         Ability to Carry Out Obligations. Each Seller, as to itself, has the power, and authority to enter into, and perform its obligations under this Agreement. The execution and delivery of this Agreement by such Seller and the performance by such Seller of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any agreement to which such Seller is a party, or by which such Seller is bound, or (b) an event that would result in the creation or imposition of any lien, charge, or encumbrance upon the Shares being sold by such Seller pursuant to this Agreement.

3.08.        Application of Purchase Price. Each Seller (except Brendon Grunewald) acknowledges and agrees that: (i) it will not own, directly or indirectly, any shares, equity interest or securities of Steampunk Malta after the consummation of the transactions contemplated by the Spin-Off Agreement dated the date hereof, by and among the Company, Steampunk Malta, Praefidi Holdings Limited and Brendon Grunewald (the “Spin-Off Agreement”); (ii) that the Purchase Price will entirely be used to pay liabilities of the Company and of Steampunk Malta, and (iii) that it will not actually receive any portion of the Purchase Price.

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ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASERS

The Purchasers represent, warrant, agree and covenant, severally and not jointly, to the Company and to each Seller, as follows:

4.01.        Purchaser is Not a US Person. Each Purchaser represents and warrants that: (A) such Purchaser is not a US person as defined in Rule 902 of Regulation S under the Securities Act (each, “US person”); (B) all offers to acquire the Shares were made to the Purchaser while the Purchaser was outside the United States; (C) the Purchaser’s request to acquire the Shares originated while the Purchaser was outside of the United States, (D) neither the Shares nor any interest therein will be transferred within the United States, its territories or possessions or to any US person and (E) the Shares have not been acquired for the benefit of any US person.

4.02.        Residency. Each Purchaser is a resident of the jurisdiction set forth immediately next to such Purchaser’s name on Exhibit B hereto.

4.03.        Limits on Transfer or Re-sale.  Each Purchaser acknowledges and agrees that: (i) the sale of the Shares pursuant to this Agreement has not been and is not being registered under the Securities Act or any applicable state securities laws, and the Shares may not be may not be resold, pledged, assigned, hypothecated or otherwise transferred, with or without consideration (“Transfer”) by any Purchaser unless: (a) the Shares are resold or otherwise Transferred in a subsequent transaction pursuant to an effective registration statement under the Securities Act, (b) the Purchaser shall have obtained, at its cost, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that the Shares to be resold or Transferred may be resold or Transferred pursuant to an exemption from such registration, (c) the Shares are resold or Transferred to an “affiliate” (as defined in Rule 144 promulgated under the Securities Act (or a successor rule) (“Rule 144”)) of the Purchaser who agrees to sell or otherwise Transfer the Securities only in accordance with this Section 4.03 who is a non US Person (d) the Shares are resold pursuant to Rule 144, or (e) the Shares are resold pursuant to Regulation S under the Securities Act (or a successor rule) (“Regulation S”); (ii) any resale or Transfer of such Shares made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale or transfer of such Shares under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; (iii) neither the Company, nor any Seller, nor any other person is under any obligation to register such Shares under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case); and (iv) in the absence of an effective registration statement under the Securities Act and any applicable state securities laws applicable to the Shares or an exemption from such registration, the Purchasers may have to hold the Shares indefinitely and may be unable to liquidate them in case of an emergency.

4.04.        Reliance on Exemptions.  Each Purchaser understands that the Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company and each Seller is relying upon the truth and accuracy of, and each Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Shares.

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4.05.        Restrictions on Transferability. Each Purchaser is aware of the restrictions of transferability of the Shares and further understands the certificates shall bear the following legend(s).

(a)           THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN SOLD PURSUANT TO AN EXEMPTION FROM REGISTRATION IN ACCORDANCE WITH REGULATION “S” (17 C.F.R. 230.901 through 230.905 and its preliminary notes) UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES MAY NOT BE OFFERED, SOLD OR TRANSFERRED TO A U.S. PERSON, OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON, OR INTO THE UNITED STATES EXCEPT PURSUANT TO A REGISTRATION STATEMENT, OR A VALID EXEMPTION FROM REGISTRATION BASED ON AN OPINION OF COUNSEL APPROVED BY THE ISSUER. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED, DIRECTLY OR INDIRECTLY, UNLESS IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED.

(b)           Any legend required to be placed thereon by any appropriate securities commission or commissioner.

4.06.        Governmental Review. Each Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares.

4.07.        Investment Intent. Each Purchaser is acquiring the Shares for their own account for investment, and not with a view toward distribution thereof. Each Purchaser further represents that he/she/it does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares.  If the Purchaser is an entity, the Purchaser represents that it has not been formed for the specific purpose of acquiring the Shares.  Purchaser acknowledges that an investment in the Securities is a high-risk, speculative investment.

4.08.        No Advertisement. The Purchasers acknowledge that the Shares have been offered to them in direct communication between them and Sellers, and not through any advertisement or general solicitation of any kind.

4.09.        Knowledge and Experience. The Purchasers acknowledge that they have been encouraged to seek their own legal and financial counsel to assist them in evaluating this purchase. The Purchasers acknowledge that the Company has given them and Purchasers’ Counsel access to all information relating to Steampunk’s business that they or any one of them have requested. The Purchasers acknowledge that they have sufficient business and financial experience, and Knowledge concerning the affairs and conditions of Steampunk so that they can make a reasoned decision as to this purchase of the Shares and are capable of evaluating the merits and risks of this purchase.

4.10.        Authorization; Enforcement. This Agreement has been duly executed and delivered on behalf of each Purchaser, and this Agreement constitutes the valid and binding agreement of each Purchaser and is enforceable against each Purchaser in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and except as may be limited by the exercise of judicial discretion in applying principles of equity.

4.11.        Non-Contravention. Neither the execution, delivery or performance of this Agreement by any Purchaser, nor the consummation by any Purchaser of the transactions contemplated hereby, nor compliance by any Purchaser with any of the provisions of this Agreement shall (a) if such Purchaser is an entity, violate any provision of its governing documents, (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice or consent or approval under, any note, bond, mortgage, indenture, deed of trust or other agreement, contract or instrument to which Purchaser is bound or by which Purchaser or any of its properties or assets may be bound or affected, or (c) result in the imposition of any Lien upon any of the properties or assets of Purchaser, except in the case of clause (b) and (c), as would not have a material adverse effect on Purchaser.

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4.12.        Litigation. There are no court, administrative, arbitration, mediation or other proceedings (including disciplinary proceedings), claims, lawsuits, reviews, formal or informal complaints or investigations, actions, or inquiries of any nature by any governmental authority or any other Person (collectively, “Proceedings”) pending or, to the actual Knowledge of any Purchaser, threatened against Purchaser which seek to restrain or enjoin the consummation of the transactions contemplated by this Agreement.

4.13.        No Brokers or Finders. Each Purchaser represents that to its actual Knowledge, no person has, or as a result of the transactions contemplated herein will have, any right or valid claim against the Sellers or the Company for any commission, fee or other compensation as a finder or broker, or in any similar capacity, and after the Closing.

4.14.        Ability to Carry Out Obligations. Each Purchaser, as to itself, has the power, and authority to enter into, and perform its obligations under this Agreement. The execution and delivery of this Agreement by such Purchaser and the performance by such Purchaser of its obligations hereunder will not cause, constitute, or conflict with or result in any breach or violation of any of the provisions of or constitute a default under any agreement to which such Purchaser is a party, or by which such Purchaser is bound.

ARTICLE V

COVENANTS

5.01        SEC Report. From and after the Closing Date, in the event the Commission notifies Steampunk of its intent to review any SEC Report filed prior to the Closing Date or Steampunk receives any oral or written comments from the Commission with respect to any SEC Report filed prior to the Closing Date or any disclosure regarding Steampunk business or operations, as in existence through the date hereof in any SEC Report or registration statement filed after the Closing Date, the Purchasers shall promptly notify the Sellers and the Sellers shall make commercially reasonable efforts to cooperate with the Purchasers in connection with such review and response.

5.02         Spin-Off Agreement and Sale of Company Loans. The Company, each Seller, and each Purchaser, hereby acknowledges, consents, authorizes and agrees that simultaneously with the closing on this Agreement, the Company has entered into the Spin-Off Agreement, in which the Company has agreed to sell: (i) all of the capital stock of Steampunk Malta, the Company’s operating subsidiary and only material asset, to Praefidi Holdings Limited, a company wholly owned by Brendon Grunewald; and (ii) the Company’s right to receive payment on the debt owed to it by Steampunk Wizards Ltd., in the aggregate amount of € 329,439.00 (the “Company Loans”), to Brendon Grunewald, for a purchase price (for both (i) and (ii)) of Two Thousand U.S. Dollars ($2,000.00). Each Purchaser acknowledges and agrees that it will not own, directly or indirectly, any shares, equity interest or securities of Steampunk Malta.

5.03         Payment of Steampunk Malta Liabilities. Brendon Grunewald agrees that he shall and he shall cause Praefidi Holdings Limited, to use the Net Purchase Price received by Brendon Grunewald pursuant to this Agreement (as set forth on Part B of Exhibit D) solely to pay the debts and liabilities of Steampunk Malta, and that he shall and shall cause Praefidi Holdings Limited, to remit any remaining amounts of the Net Purchase Price after payment of such debts and liabilities, if any, to the Sellers in accordance with their respective pro rata shares as set forth next to each Seller’s name on Exhibit A.

5.04         Public Announcements. Purchasers shall cause Steampunk to file with the Commission a Current Report on Form 8-K describing the material terms of the transactions contemplated hereby as soon as practicable following the Closing Date but in no event more than four (4) business days following the Closing Date. Prior to the Closing Date, the Purchasers and Steampunk shall consult with each other in issuing the Form 8-K and any other press releases or otherwise making public statements or filings and other communications with the Commission or any regulatory agency or stock market or trading facility with respect to the transactions contemplated hereby and none of the parties shall issue any such press release or otherwise make any such public statement, filings or other communications without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by Law, or the rules of any securities exchange or self-regulatory organization, in which case the disclosing party shall provide the other parties with prior notice of no less than three (3) calendar days, of such public statement, filing or other communication and shall incorporate into such public statement, filing or other communication the reasonable comments of the other parties.

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5.05         Assistance with Post-Closing SEC Reports and Inquiries. Upon the reasonable request of the Purchasers, after the Closing Date, the Sellers shall use reasonable best efforts to provide such information available to them, including information, filings, reports, financial statements or other circumstances of Steampunk occurring, reported or filed prior to the Closing, as may be necessary or required by Steampunk for the preparation of the post-Closing Date reports that Steampunk is required to file with the Commission to remain in compliance and current with its reporting requirements under the Exchange Act, or filings required to address and resolve matters as may relate to the period prior to the Closing and any Commission comments relating thereto or any Commission inquiry thereof.

5.06         Representations & Covenants. All representations shall be true as of the Closing and all such representations shall survive the Closing for a period of one year except as otherwise set forth in Article VI (Remedies). All covenants shall survive indefinitely.

ARTICLE VI

REMEDIES

6.01         Governing Law; Indemnification is Exclusive Remedy. This Agreement will be governed by the laws of the State of New York without regard to conflicts of laws principles. Any controversy or claim arising out of, or relating to, this Agreement, or the making, performance, or interpretation thereof, shall be adjudicated by the Courts of New York and may only be brought by a party if it is permitted pursuant to and is brought in accordance with the provisions of this Article VI. No party may bring any claim for breach, loss or damage arising out of, or relating to, this Agreement, or the making, performance, or interpretation thereof, unless the party bringing such claim is entitled to indemnification for such breach, loss or damage pursuant to Article VI of this Agreement.

6.02         Indemnification.

(a)           Indemnification by Sellers. From and after the Closing, each Seller agrees, severally and not jointly, to indemnify the Purchasers against all actual losses, damages and expenses (collectively, “Losses”) actually incurred by such Purchasers, caused by (i) any breach of any representation or warranty made by such Seller in Article III of this Agreement; and (ii) any breach of any covenant or obligation of such Seller in this Agreement or any documents required to be performed by such Seller after the Closing Date. The representations and warranties of each Seller contained in this Agreement (including all schedules and exhibits hereto) shall survive the Closing for a period of one (1) year. Notwithstanding any other provision of this Agreement: (1) each Seller’s aggregate liability in respect of all claims that the Company and/or any and all Purchasers may have against it pursuant to this Agreement will not exceed that amount of the Net Purchase Price actually received by such Seller, as shown on Part B of Exhibit D; (2) the aggregate liability of all Sellers under this Agreement shall not exceed the aggregate Net Purchase Price actually received by the Sellers who received such Net Purchase Price; (3) no Seller shall have any liability for any breach of any representation, warranty, covenant or other obligation of the Company or any other Seller set forth in this Agreement, or for any liabilities of the Company or any other Seller whatsoever; and (4) no Seller shall have any liability to the Company, any Purchaser, or any other Seller for consequential damages, lost profits, or incidental or indirect damages, including diminution of value or multiples of earnings damages, related or based upon this Agreement. For the avoidance of doubt, if a Seller has not actually received any amount of the Net Purchase Price, as shown on Part B of Exhibit D, such Seller shall not have any liability under this Agreement.

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(b)           Indemnification by Purchasers. From and after the Closing, each Purchaser agrees, severally and not jointly, to indemnify the Company and each Seller and each of their affiliates and each of their managers, directors, officers, employees, agents and advisors (including financial advisors, attorneys and accountants) against all actual Losses actually incurred by such Seller(s), caused by (i) any breach of any representation or warranty made by such Purchaser in this Agreement or in any document or certificate delivered by the Sellers pursuant to this Agreement; and (ii) any breach of any covenant or obligation of such Purchaser this Agreement or any documents required to be performed by any Purchaser on or prior to the Closing Date or after the Closing Date.

6.03.        Indemnification Procedures.

(a)           Except to the extent set forth in this Section 6.03, a Party will not have any liability under the indemnity provisions of this Agreement with respect to a particular matter unless a written notice (a “Claim Notice”) setting forth in reasonable detail: (i) the breach or other matter giving rise to such indemnification claim which is asserted, (ii) the estimated amount, if reasonably practicable, of the Losses that have been incurred by the Indemnified Party in connection therewith, and (iii) copies of any notices, claims or complaints sent or filed by the claimant, has been given to the Indemnifying Party promptly, but in any event within thirty (30) days, after the Indemnified Party becomes aware of such claim (including the assertion or commencement of any third-party claim). Notwithstanding the preceding sentence, failure of the Indemnified Party to give timely notice hereunder shall not release the Indemnifying Party from its obligations under this Section 6.03, except to the extent the Indemnifying Party is actually prejudiced by such failure to give notice. With respect to Losses described in Section 6.02(a), the Seller whose breach caused the Loss shall be the “Indemnifying Party” and the applicable Purchaser who incurred such Loss, shall be the “Indemnified Party”. With respect to Losses described in Section 6.02(b), the Purchaser whose breach caused the Loss shall be the “Indemnifying Party” and the Seller or its affiliate or Representative who incurred such Loss, as applicable, shall be the “Indemnified Party”.

(b)           Upon receipt of notice of any claim, suit, action or legal proceeding by a third party for which indemnification might be claimed by an Indemnified Party (a “Third-Party Claim”), the Indemnifying Party shall be entitled to defend, contest or otherwise protect against the Third-Party Claim at its own cost and expense, by providing written notice to the Indemnified Party of such election within thirty (30) days after the Indemnified Party receives a Claim Notice with respect to such Third-Party Claim, and the Indemnified Party must cooperate in any such defense or other action; provided, that the Indemnifying Party may not control the defense of any Third-Party Claim that is criminal in nature or that seeks non-monetary equitable relief that would reasonably be expected to be material to the Indemnified Party if adversely determined. The Indemnified Party shall have the right, but not the obligation, to participate at its own expense in defense thereof by counsel of its own choosing, but the Indemnifying Party shall be entitled to control the defense unless the Indemnifying Party does not elect to assume defense of the Third-Party Claim, is not entitled under this Section 6.03 to control the defense of the Third-Party Claim or fails to competently conduct the defense of such Third-Party Claim. If the Indemnifying Party undertakes the defense of a Third-Party Claim, the Indemnified Party shall not, so long as the Indemnifying Party competently conducts the defense thereof, be entitled to recover from the Indemnifying Party any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof, except (i) where separate representation is necessary, in the reasonable opinion of counsel to the Indemnified Party, to avoid a conflict of interest that cannot be waived such that representation of both parties by the same counsel would violate processional standards of conduct for attorneys in the jurisdiction where the Indemnifying Party’s counsel is practicing on behalf of the Indemnifying Party, or (ii) reasonable costs of investigation undertaken by the Indemnified Party with the prior written consent of the Indemnifying Party. If the Indemnifying Party assumes the defense of a Third-Party Claim, no compromise or settlement of the Third-Party Claim may be effected by the Indemnifying Party without the Indemnified Party’s consent (which consent shall not be unreasonably withheld, conditioned or delayed). In the event the Indemnifying Party does not elect to assume control of the Third-Party Claim or otherwise is not entitled to control such Third-Party Claim in accordance with this Section 6.03, the Indemnified Party shall have the right, but not the obligation, thereafter to defend, contest or otherwise protect against the same and make any compromise or settlement thereof and recover the entire cost thereof from the Indemnifying Party including, without limitation, reasonable attorneys’ fees, disbursements and all amounts paid as a result of such Third-Party Claim or the compromise or settlement thereof. Notwithstanding the foregoing, the Indemnified Party may not compromise or settle any Third-Party Claim without the prior written consent of the Indemnifying Party (such consent not to be unreasonably withheld, delayed or conditioned).

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ARTICLE VII

GENERAL PROVISIONS

7.01         Expenses. Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated by this Agreement, including all fees and expenses of agents, representatives, counsel, and accountants. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

7.02         Confidentiality. Steampunk, the Sellers and the Purchasers will maintain in confidence, and will cause their respective directors, officers, employees, agents, and advisors to maintain in confidence, any written, oral, or other information obtained in confidence from another party in connection with this Agreement or the transactions contemplated by this Agreement, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any required filing with the Commission, or obtaining any consent or approval required for the consummation of the transactions contemplated by this Agreement, or (c) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings or applicable Law.

(a)           In the event that any party is required to disclose any information of another party pursuant to this Agreement, the party requested or required to make the disclosure (the “Disclosing Party”) shall provide the party that provided such information (the “Providing Party”) with prompt notice of any such requirement so that the Providing Party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section 7.02. If, in the absence of a protective order or other remedy or the receipt of a waiver by the Providing Party, the Disclosing Party is nonetheless, in the opinion of counsel, legally compelled to disclose the information of the Providing Party, the Disclosing Party may, without liability hereunder, disclose only that portion of the Providing Party’s information which such counsel advises is legally required to be disclosed, provided that the Disclosing Party exercises its reasonable efforts to preserve the confidentiality of the Providing Party’s information, including, without limitation, by cooperating with the Providing Party to obtain an appropriate protective order or other relief assurance that confidential treatment will be accorded the Providing Party’s information.

(b)           If the transactions contemplated by this Agreement are not consummated, each party will return or destroy all of such written information each party has regarding the other party.

7.03         Notices. All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement or in connection with the transactions contemplated hereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (i) if personally delivered, on the business day of such delivery (as evidenced by the receipt of the personal delivery service), (ii) if mailed certified or registered mail return receipt requested, two (2) business days after being mailed, (iii) if delivered by overnight courier (with all charges having been prepaid), on the business day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing), or (iv) if delivered by facsimile or email transmission, on the business day of such delivery if sent by 6:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding business day, in each case with affirmative confirmation of receipt. If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 7.03), or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the second business day the notice is sent (as evidenced by a sworn affidavit of the sender). All such notices, demands, consents, requests, instructions and other communications will be sent to the following addresses or facsimile numbers as applicable.

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If to Steampunk:

Steampunk Wizards, Inc.

c/o Hunter Taubman Fischer & Li LLC

1450 Broadway, 26th Floor

New York, NY 10018

Attn: Joshua O’Cock, CEO

If to the Sellers:

At the Address set forth on Exhibit A hereto.

If to the Purchasers:

At the Address set forth on Exhibit B hereto.

7.04         Further Assurances. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other parties may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

7.05         Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other parties; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

7.06         Entire Agreement and Modification. This Agreement supersedes all prior agreements by and among the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement by and among the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party against whom the enforcement of such amendment is sought.

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7.07         Assignments, Successors, and No Third-Party Rights. No party may assign any of its rights or obligations under this Agreement without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of and be enforceable by the respective successors, heirs, executors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

7.08         Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

7.09         Section Headings, Construction. The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms. The parties hereto agree to waive the application of any law of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

7.10         Effect of Closing. All representations and warranties of the parties shall be true and correct as of the Closing and shall survive for one (1) year after Closing except as may otherwise be set forth in Article VI (Remedies). All covenants shall survive as set forth in Section 5.06.

7.11         Certain Definitions. For purposes of this Agreement, the following capitalized terms have the following meanings. Other capitalized terms are defined elsewhere in this Agreement.

(a)           “Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

(b)           “Governmental Authority” means any federal, state, local or foreign government or political subdivision or union thereof (including the European Union), or any department, agency or instrumentality or fully-owned or partially-owned enterprise of such government or political subdivision or union, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of law), or any arbitrator, court or tribunal of competent jurisdiction.

(c)           the terms “Knowledge” and “Known” and words of similar import mean:

(i)           with respect to a Seller, shall mean the actual present knowledge of a particular matter by Seller, without independent inquiry;

(ii)          with respect to Steampunk, shall mean the actual present knowledge of a particular matter by Steampunk or of Joshua O’Cock, CEO of Steampunk, in each case without independent inquiry.

(iii)          with respect to Purchaser, shall mean the actual present knowledge of such Purchaser, provided it shall be assumed that such Purchaser, shall have made reasonable and customary inquiry of the matters in question.

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(d)           “Lien” means any mortgage, pledge, security interest, attachment, right of first refusal, option, proxy, voting trust, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof), restriction (whether on voting, sale, transfer, disposition or otherwise), any subordination arrangement in favor of another Person, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar Law.

(e)           “Order” means any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Authority.

(f)            “Permitted Liens” means (a) Liens for taxes or assessments and similar governmental charges or levies, which either are (i) not delinquent or (ii) being contested in good faith and by appropriate proceedings, and adequate reserves have been established with respect thereto, (b) other Liens imposed by operation of Law arising in the ordinary course of business for amounts which are not due and payable and as would not in the aggregate materially adversely affect the value of, or materially adversely interfere with the use of, the property subject thereto, (c) Liens incurred or deposits made in the ordinary course of business in connection with social security, (d) Liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the ordinary course of business, or (v) Liens arising under this Agreement or any agreement attached hereto or made a part hereof.

7.12         Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

7.13         Waiver of Jury Trial. ALL PARTIES HEREBY WAIVE THEIR RIGHTS TO TRIAL BY JURY WITH RESPECT TO ANY DISPUTE ARISING UNDER THIS AGREEMENT OR ANY DOCUMENT OR INSTRUMENT DELIVERED HEREUNDER.

7.14         Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

7.15         Escrow Agent’s Role. The Sellers, the Purchasers and the Company understand and agree that the Escrow Agent is not a principal, participant or beneficiary of the underlying transactions which necessitate this Agreement. The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in acting or refraining from acting on any instrument believed by it to be genuine and to have been signed or presented by the proper party or parties, their officers, representatives or agents. So long as the Escrow Agent has acted in good faith or on the advice of counsel or has not been guilty of willful misconduct or gross negligence, the Escrow Agent shall have no liability under, or duty to inquire beyond the terms and provisions of this Agreement, and it is agreed that its duties are purely ministerial in nature. The Sellers shall have full responsibility to assure that all documents required by the Agreement are so delivered to the Escrow Agent, and Purchasers shall have the full responsibility to review all documents for completeness and accuracy. The Escrow Agent has acted as legal counsel for the Purchasers and the Company. The Sellers, the Purchasers and the Company consent to the Escrow Agent in such capacity as legal counsel for the Purchasers and waive any claim that such representation represents a conflict of interest on the part of the Escrow Agent.

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7.16.        General Releases.

(a)           Each party hereto, respectively, on its own behalf and on behalf of its affiliates (as defined in Rule 144) (each such party and its affiliates, a “Releasor”, effective on the Closing Date: (i) irrevocably and unconditionally releases, waives and forever discharges each other party to this Agreement and such other party’s respective officers, directors, stockholders, successors, Representatives and permitted assigns (each, a “Releasee”), from any and all claims and Liabilities, but only to the extent arising prior to the Closing, and with the exception of the Company’s right to receive payment under the Company Loans, which right to receive payment was sold and assigned to Brendon Grunewald pursuant to the Spin-Off Agreement executed simultaneously with this Agreement (collectively all claims and Liabilities released pursuant to this Section 7.16(a)(i) are referred to as the “Released Claims”); and (ii) irrevocably agrees to refrain from directly or indirectly asserting any claim or demand or commencing (or causing to be commenced) any suit, action or proceeding of any kind against any of the Releasees, based upon or in connection with any matter released or purported to be released pursuant to this Section 7.16(a).

(b)           For the avoidance of doubt, this Section 7.16 does not constitute a release with respect to claims or Liabilities arising out of, based on or resulting from this Agreement, the Spin-Off Agreement, or the agreements or exhibits attached hereto and thereto. As used in this Agreement, “Liabilities” means, collectively, any debt, claim, cause of action, obligation, or liability. As used in this Agreement, “Representative” means, with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including, without limitation, legal counsel, accountants, investment bankers and other financial advisors.

[SIGNATURE PAGE OF PURCHASERS TO FOLLOW]

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In witness whereof, this Securities Purchase Agreement has been duly executed by the undersigned as of the date first above written.

PURCHASER:

Cuilian Cai

By:	/s/ Cuilian Cai
Name:	Cuilian Cai

Suqin Zhang

By:	/s/ Suqin Zhang
Name:	Suqin Zhang

Guangxia Wang

By:	/s/ Guangxia Wang
Name:	Guangxia Wang

Jianyu Yang

By:	/s/ Jianyu Yang
Name:	Jianyu Yang

Xinfeng Yu

By:	/s/ Xinfeng Yu
Name:	Xinfeng Yu

Junfen Lv

By:	/s/ Junfen Lv
Name:	Junfen Lv

[Signature Page to Securities Purchase Agreement]

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Jingfeng Ma

By:	/s/ Jingfeng Ma
Name:	Jingfeng Ma

Huiming Yan

By:	/s/ Huiming Yan
Name:	Huiming Yan

Daolong Wang

By:	/s/ Daolong Wang
Name:	Daolong Wang

Yuqun Yan

By:	/s/ Yuqun Yan
Name:	Yuqun Yan

Wenguan Pan

By:	/s/ Wenguan Pan
Name:	Wenguan Pan

Qixin Wang

By:	/s/ Qixin Wang
Name:	Qixin Wang

[Signature Page to Securities Purchase Agreement]

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Xiuzhi Liu

By:	/s/ Xinzhi Liu
Name:	Xinzhi Liu

Huacui Xu

By:	/s/ Huacui Xu
Name:	Huacui Xu

Yongxi Chen

By:	/s/ Yongxi Chen
Name:	Yongxi Chen

Xueling Sun

By:	/s/ Xueling Sun
Name:	Xueling Sun

Taiyin Long

By:	/s/ Taiyin Long
Name:	Taiyin Long

Qi Long

By:	/s/ Qi Long
Name:	Qi Long

Maoyun Zhou

By:	/s/ Maoyun Zhou
Name:	Maoyun Zhou

Hongwei Xu

By:	/s/ Hongwei Xu
Name:	Hongwei Xu

[Signature Page to Securities Purchase Agreement]

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Bing Chen

By:	/s/Bing Chen
Name:	Bing Chen

Suya Ding

By:	/s/ Suya Ding
Name:	Suya Ding

Huihong Dai

By:	/s/ Huihong Dai
Name:	Huihong Dai

Yaju Bian

By:	/s/ Yaju Bian
Name:	Yaju Bian

Wenjuan Bao

By:	/s/ Wenjuan Bao
Name:	Wenjuan Bao

Huifen Gu

By:	/s/ Huifen Gu
Name:	Huifen Gu
Lianqi You

By:	/s/ Lianqi You
Name:	Lianqi You

Xifa Zhou

By:	/s/ Xifa Zhou
Name:	Xifa Zhou

[Signature Page to Securities Purchase Agreement]

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Xiangfeng Lv

By:	/s/ Xiangfeng Lv
Name:	Xiangfeng Lv

Shaoyao Yu

By:	/s/ Shaoyao Yu
Name:	Shaoyao Yu

Jinhua Zhang

By:	/s/ Jinhua Zhang
Name:	Jinhua Zhang

Yong Zhou

By:	/s/ Yong Zhou
Name:	Yong Zhou

Yinlan Wang

By:	/s/ Yinlan Wang
Name:	Yinlan Wang

Zhe Dong

By:	/s/ Zhe Dong
Name:	Zhe Dong

Jinquan Li

By:	/s/ Jinquan Li
Name:	Jinquan Li

Shifang Wan

By:	/s/ Shifang Wan
Name:	Shifang Wan

Lie Su

By:	/s/ Lie Su
Name:	Lie Su

[Signature Page to Securities Purchase Agreement]

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In witness whereof, this Securities Purchase Agreement has been duly executed by the undersigned as of the date first above written.

STEAMPUNK WIZARDS INC.:

By:	/s/ Joshua O’Cock
Joshua O’Cock

Title:
CEO

ACKNOWLEDGED AND AGREED AS TO
SECTIONS 1.05 & 5.03 ONLY:

STEAMPUNK WIZARDS, LTD.:

By:	/s/ Brendon Grunewald
Brendon Grunewald

Title:
CEO

[REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE OF SELLER TO FOLLOW]

[Signature Page to Securities Purchase Agreement]

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In witness whereof, this Securities Purchase Agreement has been duly executed by the undersigned as of the date first above written.

SELLER:

(If Seller is an entity, print full legal name of entity)

By:	/s/ Klarida Blachoe
(Signature of Seller)

Name:	Klarida Blachoe
(Print Name)

Title:
(Print Title)

[REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

[Signature Page to Securities Purchase Agreement]

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In witness whereof, this Securities Purchase Agreement has been duly executed by the undersigned as of the date first above written.

SELLER:

(If Seller is an entity, print full legal name of entity)

By:	/s/ Brendon Grunewald
(Signature of Seller)

Name:	Brendon Grunewald
(Print Name)

Title:
(Print Title)

[REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

[Signature Page to Securities Purchase Agreement]

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In witness whereof, this Securities Purchase Agreement has been duly executed by the undersigned as of the date first above written.

SELLER:

(If Seller is an entity, print full legal name of entity)

By:	/s/ Anton Lin
(Signature of Seller)

Name:	Anton Lin
(Print Name)

Title:
(Print Title)

[REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

 [Signature Page to Securities Purchase Agreement]

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In witness whereof, this Securities Purchase Agreement has been duly executed by the undersigned as of the date first above written.

SELLER:

(If Seller is an entity, print full legal name of entity)

By:	/s/ Jan Vorstermans
(Signature of Seller)

Name:	Jan Vorstermans
(Print Name)

Title:
(Print Title)

[REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

[Signature Page to Securities Purchase Agreement]

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In witness whereof, this Securities Purchase Agreement has been duly executed by the undersigned as of the date first above written.

SELLER:

Masseter Holdings Limited
(If Seller is an entity, print full legal name of entity)

By:	/s/ Marc X. Ellul
(Signature of Seller)

Name:	Marc X. Ellul
(Print Name)

Title:	Sole Director
(Print Title)

[REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

 [Signature Page to Securities Purchase Agreement]

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In witness whereof, this Securities Purchase Agreement has been duly executed by the undersigned as of the date first above written.

SELLER:

Ventus Investment Holding Limited
(If Seller is an entity, print full legal name of entity)

By:	/s/ David Zammit
(Signature of Seller)

Name:	David Zammit
(Print Name)

Title:	Director
(Print Title)

[REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

 [Signature Page to Securities Purchase Agreement]

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In witness whereof, this Securities Purchase Agreement has been duly executed by the undersigned as of the date first above written.

ACKNOWLEDGED AND AGREED TO BY HUNTER, TAUBMAN FISCHER & LI LLC, AS ESCROW AGENT AS TO SECTIONS 1.03, 1.04 & 7.15 ONLY

By:	/s/ Louis E. Taubman
Name: Louis E. Taubman
Title: Partner

 [Signature Page to Securities Purchase Agreement]

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